EXHIBIT 32.1

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of EMC Insurance Group Inc. on Form 10-Q for the period ended March 31, 2017, the undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of EMC Insurance Group Inc. that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of Securities Exchange Act of 1934, and

(2)	The information contained in this report fairly presents, in all material respects, the company’s financial condition and results of operations.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley, President,
Chief Executive Officer and Treasurer
Date: May 5, 2017